Exhibit 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Wrap Technologies, Inc.
Tempe, Arizona

We consent to the incorporation by reference in the Registration Statements (No. 333-225102 and 333-232314) on Form S-8 and (No. 333-228974) on Form S-3 of Wrap Technologies, Inc. of our reports dated March10, 2020, relating to the financial statements of Wrap Technologies, Inc., appearing in this Annual Report on Form 10-K of Wrap Technologies, Inc. for the year ended December 31, 2019.

/s/ Rosenberg Rich Baker Berman, P.A. Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey
March 10, 2020